UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2014

BANC OF CALIFORNIA, INC.

(Exact name of Registrant as specified in its Charter)

Maryland	001-35522	04-3639825
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

18500 Von Karman Avenue, Suite 1100, Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 361-2262

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

In connection with the preparation of annual and quarterly financial statements, management of Banc of California, Inc. (the “Company”) is responsible for evaluating the Company’s internal controls and procedures. This evaluation includes an assessment of the Company’s internal control over financial reporting, which are designed to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of the Company’s financial statements. In connection with the audit of year-end financial statements, the Company’s independent registered public accounting firm, KPMG LLP, is responsible for auditing both (i) the financial statements to obtain reasonable assurance about whether they are free of material misstatement, and (ii) the effectiveness of the Company’s internal control over financial reporting.

Subsequent to the issuance of the consolidated financial statements as of and for the year ended December 31, 2013 immaterial errors related to prior periods were identified that indicated certain deficiencies existed in the Company’s internal control over financial reporting. Specifically, during the year ending 2013, financial reporting resources did not sufficiently complete certain account level reviews that presented a low potential risk of material error to the Company’s financial reporting, to ensure that the possibility that the aggregation of all potential errors in these accounts, which were more than remote, could not result in a material misstatement.

The Company has concluded that in 2013 these deficiencies when aggregated could have resulted in a material misstatement of the consolidated financial statements that would not have been prevented or detected on a timely basis, and as such, these control deficiencies result in material weaknesses.

The material weakness did not result in any material misstatement of the Company’s financial statements and disclosures for the years ended December 31, 2013, 2012, and 2011.

The Company believes it has made significant progress toward remediation of the underlying causes of the material weakness having taken a number of actions to remediate the material weakness. Among other things, we have:

•	Appointed Robert Sznewajs as new Audit Committee chairman and Ronald Nicolas as bank Chief Financial Officer as well as hired additional accounting and finance resources and professionals, including a new Chief Accounting Officer in March 2014, a new Controller in March 2014, a Director of Accounting Policy in May 2014, and a new Director of Internal Audit, together with other new hires in the accounting, finance, and audit departments;

•	Designed new controls around the review and analysis of the allowance for loan and lease losses (“ALLL”) including the addition of a new Credit Risk Analytics team to oversee the ALLL process;

•	Implemented a new automated accounting software platform that eliminates the reliance on manual review of significant spreadsheets; and

•	Established a Sarbanes-Oxley steering committee in 2014 that meets bi-weekly with participation of the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, and the Director of Internal Audit.

The Company and its Board of Directors are committed to maintaining a strong internal control environment, and believe that these remediation efforts represent significant improvements in our control environment. The identified material weakness in internal control will not be considered fully addressed until the internal controls over these areas have been in operation for a sufficient period of time for our management to conclude that the material weakness has been fully remediated. The Company will continue to work on implementing and testing the new controls in order to make this final determination.

As a result of the above mentioned conclusions in addition to filing its second quarter 2014 Form 10-Q, the Company intends to file a Form 10-K/A for the year ended December 31, 2013, and a Form 10-Q/A for the first quarter ended March 31, 2014, to correct statements related to certification of internal control over financial reporting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANC OF CALIFORNIA, INC.

Date: August 18, 2014	By:	/s/ Ronald J. Nicolas, Jr.
Ronald J. Nicolas, Jr. Executive Vice President and Chief Financial Officer

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